UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 2010

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

31850 Northwestern Highway Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)

(Registrant’s telephone number, including area code)  (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2010, Agree Realty Corporation (the “Company”) announced the appointment of Alan D. Maximiuk, age 52, as Chief Financial Officer.  In addition, Mr. Maximiuk will also serve as Secretary.

Mr. Maximiuk joined the Company in July 2010 as Vice President.  Prior to joining, he served for 18 years at Ramco-Gershenson Properties Trust, a publicly traded real estate investment trust, and its predecessors from October 1991, until May 2010, including as Vice President Financial Services since March 1999.  Mr. Maximiuk holds a Bachelor of Business Administration degree from Western Michigan University.  He is a Certified Public Accountant.

On July 8, 2010, the Company, through its operating partnership, Agree Limited Partnership, entered into a Letter Agreement of Employment with Mr. Maximiuk, pursuant to which he served as Vice President of the Company.  Mr. Maximiuk’s initial annual base salary under the agreement is $167,500.  In addition, Mr. Maximiuk was entitled to an initial grant of 2,500 shares of restricted stock.  Mr. Maximiuk is eligible to participate in benefits plans generally made available from time to time to other executive officers of the Company.  The agreement also provides that Mr. Maximiuk will receive 7,000 shares of restricted stock at the end of each year he is employed with the Company.

The employment relationship with Mr. Maximiuk and the Company is on an at-will basis.

Mr. Maximiuk has replaced Kenneth R. Howe who had served as the Company’s Chief Financial Officer and Secretary since its initial public offering in April 1994 until his retirement from those positions on November 8, 2010.  Mr. Howe has agreed to perform future financial consulting services to the Company.  Such services will be performed on a part-time basis as requested by the Company.  Mr. Howe will be paid $50.00 per hour for any services rendered.

Item 7.01	Regulation FD Disclosure.

Pursuant to a press release on November 8, 2010, the Company announced the appointment of Alan Maximiuk as Chief Financial Officer and Secretary of the Company and the retirement of Mr. Kenneth R. Howe as Chief Financial Officer and Secretary. A copy of the press release is furnished as an exhibit to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 Letter Agreement of Employment dated July 8, 2010, between Agree Limited Partnership and Alan Maximiuk.

Exhibit 99.1 Press Release dated November 8, 2010

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

/s/ Joey Agree
President and Chief Operating Officer

Date:  November 8, 2010

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement of Employment dated July 8, 2010 between Agree Limited Partnership and Alan Maximiuk.

99.1	Press Release dated November 8, 2010